Exhibit 10.26

LOAN AGREEMENT

THIS LOAN AGREEMENT, made and entered into this 8th day of June, 2012, by and between MT. V PROPERTY HOLDINGS, LLC (the “Borrower”), MOUNTAIN VIEW NURSING, LLC and AdCare Health Systems, Inc. (collectively “Guarantor” or “Guarantors”) and Economic Development Corporation of Fulton County (“Lender” or “CDC”).

W I T N E S S E T H :

WHEREAS, Borrower desires financing on certain real property located in Stone County, Arkansas, more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof (“Property”);

WHEREAS, of even date herewith, Lender and Borrower entered into that certain loan wherein the Lender agreed to provide a loan (the “Loan”) to Borrower for up to One Million Three Hundred Four Thousand and No/100 Dollars ($1,304,000.00) for the refinance of existing debt, closing costs and other permissible uses; and

WHEREAS, in order to loan funds to Borrower, Lender enters into this Loan Agreement with Borrower for the purposes herein contained; and

WHEREAS, the loan made hereunder will be secured in part by a second security interest in the Property and a second priority security interest in all the furniture, fixtures and equipment, now owned or hereafter acquired and located at the Property or wherever located.

NOW, THEREFORE, for and in consideration of the premises, the sum of Ten ($10.00) Dollars and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

AMOUNT AND TERMS OF LOAN

1.1                                 RECITALS.  Each of the above recitals are hereby incorporated into and made a part of this Agreement by this reference.

1.2                                 LOAN AND NOTE.  The term “Loan” herein shall refer to the indebtedness of Borrower to Lender evidenced by a Note in the original principal amount of One Million Three Hundred Four Thousand and No/100 Dollars ($1,304,000.00) in form satisfactory to Lender (the “Note”).  The term of this Loan shall be for twenty (20) years.

ARTICLE II

CONDITION OF LENDING

2.1                                 CONDITIONS PRECEDENT TO THE LOAN.  As a condition precedent to Lender making the Loan, the Borrower shall deliver to Lender on or before the date of the Loan closing, the following, in form and substance satisfactory to Lender:

(a)                                  The SBA 504 Note (SBA Form 1505) (“Note”);

(b)                                 The Mortgage and Security Agreement to be filed on the Property;

(c)                                  Assignment of Leases and Rents to be filed on the Property;

(d)                                 UCC-1 Financing Statements;

(e)                                  Evidence satisfactory to Lender of ownership of the Collateral by Borrower free and clear of encumbrances of any kind;

(f)                                    Corporate guaranties from MOUNTAIN VIEW NURSING, LLC and AdCare Health Systems, Inc. (collectively, the “Guarantor”);

(g)                                 Executed SBA 504 Authorization;

(h)                                 Executed Central Servicing Agent Agreement (SBA Form 1506), in a form satisfactory to Lender;

(i)                                     Such other documents as reasonably may be required by the Lender or Lender’s counsel.

The Loan documents as provided above (collectively, the “Loan Documents”), when prepared, shall set forth the matters contained in the Loan Agreement and contain such other provisions as are deemed necessary or desirable by Lender.  The form and substance of all such documents must be satisfactory to Lender prior to disbursement by Lender of any of the proceeds of the Loan.

Further, this Loan Agreement will be automatically amended to include each and every term and condition of the SBA 504 Authorization, as may be amended from time to time.  In the event between any conflict between the terms of the SBA 504 Authorization and this Loan Agreement, the SBA 504 Authorization shall control.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents and warrants to, and agrees with the Lender as follows:

3.1                                 POWER AND AUTHORIZATION.

(a)                                  The Borrower has authorized the execution and delivery of the Note and all other documents contemplated by this Loan Agreement, and such execution and delivery will not violate any law, or any other agreement to which Borrower is a party.

(b)                                 This Loan Agreement constitutes, and upon execution and delivery thereof, the Note, the Mortgage and Security Agreement and the ancillary documents will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower.

3.2                                 FINANCIAL CONDITION.  The reports and financial statements of Borrower and Guarantors submitted to Lender in connection with the Loan have been prepared from Borrower’s or Guarantors’ books and records in accordance with generally accepted accounting principles and practices, consistently applied, and fairly reflect the financial condition of Borrower and Guarantors for the periods therein defined.  No material adverse changes have since occurred.

Except as disclosed in the aforesaid reports and financial statements, Borrower:

(a)                                  Has not incurred any debts, liabilities or other obligations nor committed to incur any debts, liabilities or obligations;

(b)                                 Has no liabilities, direct or contingent;

(c)                                  Has made no investments in, advances to, or guaranties or obligations of any other company, person, firm, corporation, or other entity;

(d)                                 Is not subject to any judgment, nor are there any liens, encumbrances or security interests outstanding against Borrower or any of its properties.

3.3                                 LITIGATION. There is no litigation, proceeding, claim or dispute pending or threatened against Borrower, the adverse determination of which would materially affect Borrower’s ability to repay the loan or otherwise perform hereunder.

3.4                                 NO ADVERSE CHANGE.  The Borrower certifies that there has been no un-remedied substantial adverse change since the date of the Borrower’s original loan application made in conjunction with this transaction in the financial condition, organization, operation, business prospects, fixed properties, or the personnel of the Borrower.

ARTICLE IV

COVENANTS BY BORROWER

Until all the obligations of Borrower under this Agreement have been performed and paid in full, Borrower covenants and agrees as follows:

4.1                                 INSURANCE.  Borrower shall maintain or require Guarantors to maintain insurance on the Collateral (hereinafter defined) as described in Article VII hereof in such amounts and against such hazards and liabilities as is customarily maintained by other companies in the same geographical area operating similar businesses or as may be otherwise requested by the Lender.  All such policies of insurance shall be in form and substance and with insurance companies satisfactory to Lender, and Borrower shall deliver evidence thereof to Lender upon request.  Further, upon request, Lender shall be designated as loss payee or as Mortgagor under any such policies, as its interests may appear.

4.2                                 MAINTENANCE OF BUSINESS AND CORPORATE EXISTENCE.  Borrower shall comply with all valid and applicable statutes, ordinances, rules and regulations and shall keep in force and effect all licenses, permits, bonds and franchises necessary for the proper conduct of its business.

4.3                                 ADVERSE CHANGES AND LITIGATION.  Borrower shall immediately inform Lender of any material adverse change in its financial condition, or the financial condition of Guarantors, and shall promptly inform Lender of any litigation or threatened litigation or of the occurrence of any other event or circumstance which might substantially affect the financial condition or business of Borrower or Guarantors.

4.4                                 MANAGEMENT AND OWNERSHIP.  No material adverse change shall be made without the prior written consent of Lender in the management or ownership of Borrower, or in the manner in which its business is conducted.  Said consent shall not be unreasonably withheld by Lender.

4.5                                 FINANCIAL STATEMENTS.  Within one hundred twenty (120) days of Borrower’s and Guarantor’s fiscal year end, Borrower shall furnish to Lender a copy of its compiled financial statement.  Borrower’s and Guarantor’s financial statements shall contain a balance sheet, profit and loss statement and aging of accounts receivable and accounts payable, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied.  Each set of financial statements shall be prepared by a certified public accountant or accountants acceptable to Lender and certified by a duly authorized officer of Borrower and Guarantor to be correct and accurate.  Borrower and Guarantor shall also furnish a copy of its income tax returns, and such other or additional financial information as Lender may from time to time request.  Borrower and Guarantor shall also furnish evidence of payment of real estate taxes on the Property to Lender on an annual basis.  Borrower shall maintain a debt service coverage ratio of 1.25 to 1 for the duration of the Loan.

4.6                                 OTHER DEBTS.  Other than the loan from Lender of even date herein in the principal amount of $1,304,000.00 and that certain first lien in favor of METRO CITY BANK in the principal amount of $1,810,000.00, the Borrower shall not directly or indirectly incur, create, assume or permit to exist any obligation for payment of borrowed money, excepting only unsecured current liabilities incurred in the ordinary course of business and obligations contemplated by this Agreement, without the express written consent of Lender, which consent shall not be unreasonably withheld.  Further, Borrower shall not guarantee the obligations of any person or entity, excepting only obligations contemplated by this Agreement provided, however, that Borrower shall have the right to guarantee the obligations of Mountain View Nursing, LLC with respect to such entity’s working capital financing with a third party lender.

4.7                                 SALE OF COLLATERAL.  Borrower shall not sell, lease, transfer or otherwise dispose of any of the Collateral as described in ARTICLE VII hereof, other than in the ordinary course of Borrower’s business.  If Borrower should desire to sell any of the Collateral, a release price therefor will be determined at the sole discretion of Lender, and upon the sale of that Collateral, the release price will be paid over by Borrower to Lender and applied by Lender to payments due on the Note, in inverse order of the due dates, and Lender shall thereupon release its lien or security interest upon the Collateral sold.

4.8                                 BULK SALE.  The Borrower shall not, without the prior written consent of the Lender, sell, transfer or convey all or any part of its interest in its assets to another entity.

4.9                                 ENCUMBRANCES.  Borrower shall not incur or permit to exist nor allow Guarantors to incur or permit to exist any encumbrance, pledge or lien upon or against any of the Collateral, except:

(a)                                  Liens or security interests required or expressly contemplated or permitted by this Agreement;

(b)                                 Liens for taxes, assessments and other governmental charges not yet due and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; and

(c)                                  Tax liens which are being contested in good faith.

4.10                           TAXES.  Borrower shall pay promptly, when due, all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the income or any property of the Borrower, as well as all claims of any kind (including claims for labor, material, supplies or rent) which, if unpaid, might become a lien upon any or all of the Collateral.

4.11                           EXAMINATION OF RECORDS.  Borrower shall permit any representative of Lender to examine and to audit any or all of Borrower’s books and records and to copy portions thereof, and to visit and inspect any of the Collateral upon receipt of reasonable notification and request.

4.12                           CENTRAL SERVICING AGENT.  The Borrower agrees to use the services of the institution appointed by the SBA as the Central Servicing Agent (hereafter the “CSA”) as agent for the Lender.  In consideration of the CSA’s expenses associated with the origination and servicing of the Loan, the Borrower agrees to pay monthly to the CSA a combined servicing charge in the form of monthly fee, calculated at a rate of 0.10% of the outstanding principal balance of the loan determined at five (5) year intervals.  This percentage remains constant throughout the life of the Debenture.  Such charge shall be included in the monthly loan installment as determined by the CSA.

4.13                           PAYMENT OF LENDER’S FEES.  In consideration of the Lender’s expenses associated with processing and servicing this Loan, the Borrower agrees to pay to the Lender a processing fee of 1-1/2%, if applicable, of the Debenture amount at Loan closing, together with an annual servicing fee of .625 % to be paid to the CDC and an ongoing guarantee fee of 0.9375% to be paid to the U.S. Small Business Administration, each such fee based upon the unpaid Loan balance as determined at inception and redetermined at the beginning of each five year anniversary date of the Loan, payable on a monthly basis.

4.14:                        CONFORMITY WITH 13 CFR 108/SBA AUTHORIZATION AND DEBENTURE GUARANTY.  The Borrower agrees to at all times be in conformity with the provisions of Title 13, Code of Federal Regulations, part 108 and each and every requirement of the SBA Authorization.

4.15:                        JOBS CERTIFICATION.  The Borrower certifies that as a result of this project it will use its best efforts to create or retain                full-time equivalent jobs within 2 years of project completion.

ARTICLE V

EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)                                  Nonpayment, when due, of any principal, accrued interest, premium, fee or other charge due under the Note.

(b)                                 Default by Borrower in the due observance or performance of any term, covenant, condition or agreement on its part to be performed under this Loan Agreement, the Note, or under any other document contemplated by this Loan Agreement.

(c)                                  If Borrower shall:

(1)                                  Make a general assignment for the benefit of its creditors;

(2)                                  File a voluntary petition in bankruptcy;

(3)                                  Be adjudicated as bankrupt or insolvent;

(4)                                  File any petition or answer seeking, consenting to, or acquiescing in, reorganization, arrangement, composition, liquidation, dissolution or similar relief, under any present or future statute, law or regulation;

(5)                                  File an answer admitting or failing to deny the material allegations of the petition against it for any such relief;

(6)                                  Admit in writing its inability to pay its debts as they mature;

(7)                                  Discontinue business; or

(8)                                  Be unable to pay debts as they become due.

(d)                                 Borrower fails to have vacated or set aside within thirty (30) days of its entry any court order appointing a receiver or trustee for all or a substantial portion of the Borrower’s property.

(e)                                  Any warranty, representation or statements made or furnished to Lender by Borrower in connection with the Loan or in connection with this Agreement (including any warranty, representation or statement in the application of Borrower for the Loan or in any accompanying financial statements) or to induce Lender to make the Loan, proves to be untrue, misleading or false in any material respect.

(f)                                    Borrower suffers or permits any lien, encumbrance or security interest to attach to any of its property, except as herein otherwise expressly permitted, or if any judgment shall be entered against Borrower or any attachment shall be made against any property of Borrower, which judgment or attachment shall remain undischarged, unbonded, or undismissed for a period of thirty (30) days.

(g)                                 Borrower defaults in the payment of any principal or interest on any obligation to Lender.

(h)                                 Borrower shall sell, lease, or otherwise transfer or convey any of the Collateral, or any interest therein without Lender’s prior written approval, except as herein otherwise expressly permitted.

(i)                                     Borrower or MOUNTAIN VIEW NURSING, LLC defaults under or causes to be revoked, any state or local license or permit which is required in order to operate a skilled nursing facility.

(j)                                     If Borrower or any affiliate thereof should acquire, directly or indirectly, in excess of ten (10%) percent ownership or interest in Lender.

ARTICLE VI

REMEDIES ON EVENT OF DEFAULT

6.1                                 DECLARE NOTE DUE.  Upon the occurrence of any Event of Default as defined in this Agreement, the Note, the Mortgage and Security Agreements, Security Agreement or any other document contemplated by this Agreement, then in any such event (subject however to any notice and cure provision or any grace period), Lender at its option, may declare the entire unpaid balance of the Note to be forthwith due and payable, and thereupon such balance shall become so due and payable without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and Borrower will forthwith pay to Lender the entire principal of and interest accrued on the Note.

6.2                                 OTHER REMEDIES.  Upon the occurrence or discovery of an Event of Default, the Lender shall, in addition to its option to declare the entire unpaid amount of the Note due and payable, at its option:

(a)                                  Move to protect its rights and remedies as a secured party under the Deeds to Secure Debt and Security Agreements and Security Agreement, by extrajudicial authority as set forth in those instruments, by action at law or equity, or by any other lawful remedy to enforce payment.

(b)                                 Apply the proceeds from any disposition of the Collateral to the satisfaction of the following items in the order in which they are listed:

(1)                                  The expenses of taking, preserving, insuring, repairing, holding and selling the Collateral, including any legal costs and attorney’s fees.  If any of the Note shall be referred to an attorney for collection, Borrower and all others liable on the Note, jointly and severally agree to pay reasonable attorney’s fees and all costs of collection.

(2)                                  The unpaid amount of any interest due on the Note, and all other expenses of Lender.

(3)                                  The unpaid principal amounts of the Note.

(4)                                  Any other indebtedness of Borrower to Lender.

(5)                                  The remainder, if any, to Borrower, it being understood and agreed that if the proceeds realized from the disposition of the Collateral shall fail to satisfy items (1) through (4) above, Borrower shall forthwith pay any such deficiency to Lender upon demand.

(c)                                  Exercise any and all rights of setoff which Lender may have against any account, fund or property of any kind, tangible or intangible, belonging to Borrower and which shall be in Lender’s possession or under Lender’s control.

ARTICLE VII

COLLATERAL

Borrower’s obligation for payment of the Note shall be collateralized by the following (the “Collateral”):

7.1                                 MORTGAGE AND SECURITY AGREEMENT.  A second Mortgage and Security Agreement on the Property.

7.2                                 UCC FINANCING STATEMENT.  A second lien on all the furniture, fixtures, and equipment now owned or hereafter acquired and located at the Property or wherever located.

ARTICLE VIII

MISCELLANEOUS

8.1                                 CLOSING.  The Lender shall not be obligated to make the Loan or advance any funds until Borrower has fully met all requirements herein set forth to be met by Borrower, and until Borrower has paid to Lender and any other parties entitled thereto, all fees and other charges due in connection with the Loan.

8.2                                 AMENDMENTS.  No amendment of any provisions of this Loan Agreement, nor consent to any departure of Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.3                                 NOTICES.  All notices and other communications provided for hereunder shall be in writing and mailed or telegraphed or delivered.

If to Borrower:

3050 Peachtree Road, NW, Suite 355

Two Buckhead Plaza

Atlanta, Georgia  30305

If to Lender:

5534 Old National Highway

College Park, GA 30349

8.4                                 GOVERNING LAW AND PARTIES BOUND.  This Agreement shall be governed by and construed and enforced in accordance with federal law and the substantive, and not the conflict laws of the State of Georgia.

8.5                                 ATTORNEY’S FEES AND EXPENSES.  If Lender shall incur any cost or expense, including, without limitation, reasonable attorney’s fees, in connection with this Agreement, the Note or the Loan, in any manner whatsoever, direct or indirect, whether with regard to the collection of amounts due, protection of Collateral, defense of Lender or otherwise, upon demand by Lender, Borrower shall pay the same or shall reimburse Lender therefor in full.

8.6                                 CHANGES IN OWNERSHIP.  Transfers or changes of majority beneficial ownership in Borrower will be permitted, subject to satisfactory underwriting and compliance with applicable rating agency criteria, subject to the payment of a 1% transfer fee.  Transfers of minority interests in the Borrower will be permitted without the payment of a transfer fee.

8.7                                 ASSIGNMENT BY BORROWER.  No commitment issued by Lender to Borrower for the Loan nor any of Borrower’s rights hereunder shall be assignable by Borrower without the prior written consent of Lender.

8.8                                 NO WAIVER: REMEDIES.  No failure on the part of the Lender, and no delay in exercising any right under this Loan Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Loan Agreement preclude any other or further exercise thereof or the exercise of any other right.

8.9                                 SEVERABILITY.  In the event that any clause or provisions of this Loan Agreement or any document or instrument contemplated by this Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining portions or provisions of this Loan Agreement.

8.10                           TIME.  Time is of the essence of this Agreement.

8.11                           GRACE AND NOTICE OF CURE RIGHTS.  Notwithstanding any other provision to the contrary contained in this Agreement or in any of the other Loan Documents, upon the occurrence of a monetary default or a monetary Event of Default under any of the Loan Documents, Lender shall not be required to send written notice to Borrower and/or Guarantors.  All loan payments are due on the first (1st) day of each month, however; payments will not be considered late until ten (10) days thereafter.  In the event the default does not involve the payment of money by Borrower to Lender, Borrower and Guarantors shall have thirty (30) days following receipt of such notice to fully cure such default. In the event the default is cured within such period, it shall be as if no default had occurred.

8.12                           OCCUPANCY.  By execution of this document Borrower certifies that Borrower and MOUNTAIN VIEW NURSING, LLC will comply with the following provisions: (a) Borrower must lease 100% of the rentable property to MOUNTAIN VIEW NURSING, LLC; (b) MOUNTAIN VIEW NURSING, LLC may sublease up to 49% of the rentable property; (c) Borrower will not use Loan proceeds to improve or renovate any of the rentable property to be sub-leased.

8.13                           PAYMENTS.  Borrower will make payments to the Lender in accordance with the terms and conditions and instructions contained in the Central Servicing Agent Agreement (SBA Form 1506).

8.14                           MISCELLANEOUS.  Notwithstanding anything contained in this Loan Agreement or in the loan documents, including, without limitation, any security agreement executed in connection with this Loan Agreement (collectively, the “Loan Documents”) evidencing the Loan, Lender agrees that its collateral for the loan expressly excludes (and any definition of “Collateral” in the Loan Documents shall also expressly exclude) all or part of the following property of MOUNTAIN VIEW NURSING, LLC:

(a) all Accounts; (b) all Payment Intangibles; (c) all Instruments, Chattel Paper (including Electronic Chattel Paper), Documents, Letter-of-Credit Rights, Supporting Obligations and Commercial Tort Claims, in each case to the extent arising out of, relating to or given in exchange for or settlement of or to evidence the obligation to pay any Account or Payment Intangible; (d) all General Intangibles (including contract rights and trademarks, copyrights, patents and other intellectual property) that arise out of or relate to any Account or Payment Intangible or from which any Account or Payment Intangible arises; (e) all remedies, guarantees and collateral evidencing, securing or otherwise relating to or associated with any Account or Payment Intangible, including all rights of enforcement and collection; (f) all Commercial Lockboxes, Governmental Lockboxes, Collection Accounts and other Deposit Accounts into which Collections or other proceeds of Collateral or Advances are deposited, and all checks or

Instruments from time to time representing or evidencing the same; (g) all cash, currency and other monies at any time in the possession or under the control of MOUNTAIN VIEW NURSING, LLC’s working capital or operating lender [the “Operations Lender”] or a bailee of such Operations Lender; (h) all books and records evidencing or relating to or associated with any of the foregoing; (i) all information and data compiled or derived with respect to any of the foregoing (other than any such information and data subject to legal restrictions of patient confidentiality); and (j) all Collections, Accessions, receipts and Proceeds derived from any of the foregoing, all words with capitalized letters being defined in the Uniform Commercial Code or the loan agreement between MOUNTAIN VIEW NURSING, LLC and Operations Lender.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.

BORROWER:

Signed, sealed and delivered in the presence of:	MT. V PROPERTY HOLDINGS, LLC

/s/ [ILLEGIBLE]	By:	/s/ Christopher F. Brogdon	(L.S.)
Witness	Christopher F. Brogdon, Manager

/s/ Ellen W. Smith
Notary Public

LENDER:

Signed, sealed and delivered in the presence of:	Economic Development Corporation of Fulton County

/s/ [ILLEGIBLE]	By:	/s/ Eugene Merriday
Witness	Eugene Merriday

TITLE: Executive Director

Notary Public	[CORPORATE SEAL]

The undersigned hereby expressly agree and consent to all of the terms and conditions contained herein and further agree to be bound by all of the terms and conditions contained herein.  This 8th day of June, 2012.

GUARANTORS:

MOUNTAIN VIEW NURSING, LLC

By:	/s/ Christopher F. Brogdon	(L.S.)
Christopher F. Brogdon, Manager

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Vice Chairman
and Chief Acquisitions Officer

[CORPORATE SEAL]